Exhibit 99.1

City Office REIT Reports Third Quarter 2017 Results

VANCOUVER—November 6, 2017—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended September 30, 2017.

Third Quarter Highlights

•	GAAP net loss attributable to common stockholders was approximately $3.6 million, or ($0.12) per fully diluted share, Core FFO was approximately $5.9 million, or $0.19 per fully diluted share, and AFFO was approximately $5.0 million, or $0.16 per fully diluted share;

•	In-place occupancy closed the quarter at 88.7%; the Company executed approximately 59,000 square feet of new and renewal leases during the quarter;

•	Same Store Cash NOI increased 4.1% for the quarter and 7.3% year-to-date, as compared to the same periods in 2016;

•	Completed the acquisition of a ten-building portfolio in San Diego, California for $174.5 million (the “San Diego Portfolio”);

•	Increased the borrowing capacity under the Secured Credit Facility from $100 million to $150 million;

•	Declared a third quarter dividend of $0.235 per share of common stock, paid on October 25, 2017; and

•	Declared a third quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on October 25, 2017.

Highlights Subsequent to Quarter End

•	Completed a $33.3 million acquisition (“Papago Tech”) in Phoenix, Arizona’s highly desirable Tempe submarket; and

•	Completed a $47.0 million property financing for a portion of the San Diego Portfolio.

“We are pleased to report strong execution on our healthy acquisition pipeline, both during the quarter and subsequent to quarter end,” commented James Farrar, the Company’s Chief Executive Officer. “With the recent closings of the San Diego Portfolio and Papago Tech, we have acquired over $250 million of properties in 2017, and if these transactions had occurred at the beginning of the third quarter, we would have returned to full dividend coverage on a pro forma Core FFO and AFFO basis.”

“In addition to acquisitions, our focus remains on creating value and improving operations at the property level. The pending sale of Washington Group Plaza, the $11 million renovation under way at Park Tower and the lease-up of properties below stabilized occupancy are just a few examples of opportunities that we believe are ahead of us going into the end of the year.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store Cash NOI and Adjusted Cash NOI, to GAAP net income can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of September 30, 2017 contained 5.0 million net rentable square feet and was 88.7% occupied.

City Office’s NOI was approximately $14.1 million, or approximately $13.8 million on an adjusted cash basis, during the third quarter of 2017. NOI for the quarter benefited from $23,000 of termination fee income.

Same Store Cash NOI increased 4.1%, as compared to the third quarter of 2016. This was positively impacted by higher average occupancy at the AmberGlen property as compared to the prior year period. Year-to-date, Same Store Cash NOI increased 7.3%, as compared to year-to-date 2016.

Investment and Disposition Activity

At the end of the third quarter, City Office closed the previously announced acquisition of a ten-building, 669,653 SF portfolio located in San Diego for an aggregate purchase price of $174.5 million, exclusive of closing costs. The San Diego Portfolio is comprised of Mission City Corporate Center, a 285,095 SF Class A office campus located in the Mission Valley submarket, and the Sorrento Mesa portfolio, a 384,558 SF Class B office and flex complex and five-acre land parcel located in the Sorrento Mesa submarket. The acquisition is anticipated to generate a combined pro forma net operating income yield of approximately 7.4% inclusive of estimated closing costs, reserves for planned capital improvements and the cost of the land parcel.

Subsequent to the end of the third quarter, the Company completed the acquisition of Papago Tech for a purchase price of $33.3 million, exclusive of closing costs. Papago Tech is a 162,748 SF two-building complex located in the desirable Tempe submarket of Phoenix, Arizona. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 7.5%. Papago Tech is well-located in the geographic center of the Phoenix metropolitan area, with easy access to freeways, light rail and Phoenix Sky Harbor International Airport. The property features exceptional tenant buildouts and was 98.0% occupied at close.

Leasing Activity

The Company’s total leasing activity during the third quarter of 2017 was 59,000 square feet, which included 38,000 square feet of new leasing and 21,000 square feet of renewals. 53,000 square feet of leases signed within the quarter will or have commenced subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 6.7 years at a weighted average annual rent per square foot of $24.50 and at a weighted average cost of $5.76 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 3.6 years at a weighted average annual rent per square foot of $26.09 and at a weighted average cost of $1.50 per square foot per year.

Capital Structure

As of September 30, 2017, the Company had total principal outstanding debt of approximately $537.0 million. 77.3% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 5.2 years and a weighted average interest rate of 4.1%.

On September 1, 2017, the Company exercised its option under the Secured Credit Facility to utilize the accordion feature to increase the authorized borrowing capacity from $100 million to $150 million.

Subsequent to quarter end, the Company completed a $47.0 million ten-year secured property financing for the Mission City property with a fixed interest rate of 3.8%.

Dividends

On September 15, 2017, the Company’s board of directors declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended September 30, 2017. The dividend was paid on October 25, 2017 to common stockholders and unitholders of record as of October 11, 2017.

On September 30, 2017, the Company’s board of directors declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on October 25, 2017 to preferred stockholders of record as of October 11, 2017.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on November 6, 2017.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on November 6, 2017, continuing through 11:59 pm Eastern Time on February 6, 2018 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10113558. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as total revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or signification renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding run-rate, pro forma and future dividend coverage on a Core FFO and AFFO basis, the Company’s expectations regarding tenant occupancy, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of September 30, 2017.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	September 30, 2017	December 31, 2016
Assets
Real estate properties
Land	$177,364	$115,634
Building and improvement	515,098	423,707
Tenant improvement	52,853	49,813
Furniture, fixtures and equipment	248	222

	745,563	589,376
Accumulated depreciation	(45,795)	(39,052)

	699,768	550,324

Cash and cash equivalents	18,896	13,703
Restricted cash	25,040	15,948
Rents receivable, net	18,378	17,257
Deferred leasing costs, net	5,618	5,422
Acquired lease intangible assets, net	68,383	56,214
Prepaid expenses and other assets	4,033	2,626
Assets held for sale	38,344	—

Total Assets	$878,460	$661,494

Liabilities and Equity
Liabilities:
Debt	$532,114	$370,057
Accounts payable and accrued liabilities	15,819	12,976
Deferred rent	3,148	5,558
Tenant rent deposits	3,281	2,621
Acquired lease intangible liabilities, net	9,233	4,302
Dividend distributions payable	8,967	7,521
Earn-out liability	—	2,400
Liabilities related to assets held for sale	3,773	—

Total Liabilities	576,335	405,435

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 and	112,000	112,000
4,600,000 shares authorized, 4,480,000 issued and outstanding
Common stock, $0.01 par value, 100,000,000 shares authorized, 30,262,086 and	303	244
24,382,226 shares issued and outstanding
Additional paid-in capital	265,036	195,566
Accumulated deficit	(75,522)	(53,608)

Total Stockholders’ Equity	301,817	254,202
Operating Partnership unitholders' non-controlling interests	—	108
Non-controlling interests in properties	308	1,749

Total Equity	302,125	256,059

Total Liabilities and Equity	$878,460	$661,494

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rental income	$21,452	$16,644	$65,400	$44,919
Expense reimbursement	2,541	1,805	7,682	5,149
Other	757	342	2,224	1,090

Total Revenues	24,750	18,791	75,306	51,158

Operating Expenses:
Property operating expenses	10,693	7,385	30,977	19,779
General and administrative	1,446	1,752	5,236	4,539
Base management fee	—	—	—	109
External advisor acquisition	—	—	—	7,045
Acquisition costs	—	252	—	339
Depreciation and amortization	9,449	7,763	29,095	20,834

Total Operating Expenses	21,588	17,152	65,308	52,645

Operating income/(loss)	3,162	1,639	9,998	(1,487)
Interest Expense:
Contractual interest expense	(4,513)	(3,321)	(12,941)	(10,206)
Amortization of deferred financing costs	(372)	(200)	(1,027)	(671)

	(4,885)	(3,521)	(13,968)	(10,877)
Change in fair value of contingent consideration	—	—	2,000	—
Net gain on sale of real estate property	—	—	12,116	15,934

Net (loss)/income	(1,723)	(1,882)	10,146	3,570
Less:
Net income attributable to noncontrolling interests in properties	(52)	(65)	(3,324)	(243)
Net loss/(income) attributable to Operating Partnership unitholders’ non-controlling interests	—	3	—	(871)

Net (loss)/income attributable to the Company	(1,775)	(1,944)	6,822	2,456
Preferred stock distributions	(1,855)	—	(5,556)	—

Net (loss)/income attributable to common stockholders	$(3,630)	$(1,944)	$1,266	$2,456

Net (loss)/income per common share and unit:
Basic	$(0.12)	$(0.08)	$0.04	$0.13
Diluted	$(0.12)	$(0.08)	$0.04	$0.11

Weighted average common shares outstanding:
Basic	30,262	23,884	29,966	19,143
Diluted	30,262	23,884	30,268	21,731

Dividend distributions declared per common share and unit	$0.235	$0.235	$0.705	$0.705

City Office REIT, Inc.

Reconciliation of Net Operating Income

(Unaudited)

(In thousands)

Three Months Ended September 30, 2017
Net loss	$(1,723)
Adjustments to net loss:
General and administrative	1,446
Contractual interest expense	4,513
Amortization of deferred financing costs	372
Depreciation and amortization	9,449

Net Operating Income ("NOI")	$14,057
Net recurring straight line rent adjustment	114
Net amortization of above and below market leases	(53)

Portfolio Adjusted Cash NOI	$14,118
Non-controlling interests in properties - share in cash NOI	(339)

Adjusted Cash NOI (CIO share)	$13,779

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended September 30, 2017
Net loss attributable to stockholders	$(3,630)
(+) Depreciation and amortization	9,449

$5,819
Non-controlling interests in properties:
(+) Share of net income	52
(-) Share of FFO	(245)

FFO attributable to common stockholders and unitholders	$5,626

(+) Stock based compensation	259

Core FFO attributable to common stockholders and unitholders	$5,885

(+) Net recurring straight line rent adjustment	114
(+) Net amortization of above and below market leases	(53)
(+) Net amortization of deferred financing costs	366
(-) Net recurring tenant improvement and incentives	(627)
(-) Net recurring leasing commissions	(379)
(-) Net recurring capital expenditures	(272)

AFFO attributable to common stockholders and unitholders	$5,034

Core FFO per share and common unit	$0.19

AFFO per share and common unit	$0.16

Dividends per share and common unit	$0.235
Core FFO Payout Ratio	122%
AFFO Payout Ratio	143%
Weighted average common stock and common units outstanding	30,562

City Office REIT, Inc.

Reconciliation of Same Store Cash NOI to Total Revenues

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total revenues	$24,750	$18,791	$75,306	$51,158
Property operating expenses	10,693	7,385	30,977	19,779

Net operating income ("NOI")	14,057	11,406	44,329	31,379
Less: NOI of properties not included in same store	(6,168)	(3,321)	(20,782)	(7,307)

Same store net operating income	7,889	8,085	23,547	24,072
Less:
Termination fee income	(23)	(10)	(23)	(10)
Straight line rent adjustment	215	(331)	306	(2,005)
Above and below market leases	10	(30)	2	(23)
NCI in properties - cash NOI	(236)	(171)	(854)	(626)

Same store cash net operating income	7,855	7,543	22,978	21,408

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com